CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use our report dated March 5, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A
No. 2-94930) of Dreyfus Cash Management.

                              ERNST & YOUNG LLP

New York, New York
February 19, 1998